Wyoming Secretary of State
2020 Carey Avenue
Suite 700
Cheyenne, WY 82002-0020
Ph. 307-777-7311

For Office Use Only
WY Secretary of State
FILED: Jun 19 2019 12:33PM
Original ID: 2019-000862094

Profit Corporation
Articles of Incorporation

I. The name of the corporation is:
Haibo SYM, Inc.

II. The name and physical address of the registered agent of the corporation is:
Registered Agents Inc.
30 N Gould St Ste R
Sheridan, WY 82801

III. The mailing address of the corporation is:
PO BOX 1766
PEARLAND, TX 77588

IV. The principal office address of the corporation is:
30 N Gould St Ste R
Sheridan, WY 82801

V. The number, par value, and class of shares the corporation will have the authority to issue are:

Number of Common Shares:	999,000,000	Common Par Value:	$0.0001
Number of Preferred Shares:	1,000,000	Preferred Par Value:	$0.0001

VI. The name and address of each incorporator is as follows:
John Yen
30 N Gould St., Suite R, Sheridan, WY 82801

VII. BOARD OF DIRECTORS

The governing Board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the Bylaws of this corporation.

In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized:

(a) To manage and govern the Corporation by majority vote of members present at any regular or special meeting at which a quorum shall be present unless the act of a greater number is required by the laws of the state of incorporation, these Articles or the Bylaws of the corporation.

(b) To make, alter, or amend the Bylaws of the corporation at any regular or special meeting.

(c) To fix the amount to be reserved as working capital over and above its capital stock paid in.

(d) To authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

VIII. AUTHORITY OF BOARD OF DIRECTORS TO CHANGE CORPORATE NAME

The Board shall have the right to change the name of the Corporation without shareholder approval to a name

that reflects the industry or business in which the Corporation's business operations are conducted or to a name that will promote or conform to any principal product, technology or other asset of the Corporation that the Board, in its sole discretion, deems appropriate.

IX. BYLAWS

Bylaws of this Corporation may be adopted by the Board, which shall also have the power to alter, amend or repeal the same from time to time as permitted under the WBCA.

X. CONSENT TO ACTION WITHOUT A MEETING

Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding shares of stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Wyoming or to the secretary of the Corporation at its principal office.

XI. MAJORITY CONSENT

Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if at least a majority of the members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

XII. CONFLICTS OF INTEREST

To the full extent contemplated by the WBCA, no contract or other transaction between this Corporation and any other corporation, entity or person shall be affected by the fact that a director or officer of this Corporation is interested in, or is a director or other officer of such other corporation. Any director or officer, individually or with others, may be a party to or may be interested in any transaction of this Corporation or any transaction in which this Corporation is interested. Each person who is now or may become a director or officer of this Corporation is hereby relieved from and indemnified against any liability that might otherwise obtain in the event such director or officer contracts with the Corporation for the benefit of such director, officer or any firm, association or corporation in which such director or officer may be interested in any way, provided such director or officer acts in good faith.

XIII. INDEMNIFICATION

The Corporation shall indemnify its officers, directors and shareholders to the fullest extent allowed under the WBCA.

Signature: *John Yen* Date: **06/19/2019**

Print Name: **John Yen**

Title: **incorporator**

Email: **johnyen@yuanasset.com**

Daytime Phone #: **(281) 797-0578**

☑ I am the person whose signature appears on the filing; that I am authorized to file these documents on behalf of the business entity to which they pertain; and that the information I am submitting is true and correct to the best of my knowledge.

☑ I am filing in accordance with the provisions of the Wyoming Business Corporation Act, (W.S. 17-16-101 through 17-16-1804) and Registered Offices and Agents Act (W.S. 17-28-101 through 17-28-111).

☑ I understand that the information submitted electronically by me will be used to generate Articles of Incorporation that will be filed with the Wyoming Secretary of State.

☑ I intend and agree that the electronic submission of the information set forth herein constitutes my signature for this filing.

☑ I have conducted the appropriate name searches to ensure compliance with W.S. 17-16-401.

☑ I affirm, under penalty of perjury, that I have received actual, express permission from each of the following incorporators to add them to this business filing: John Yen

Notice Regarding False Filings: Filing a false document could result in criminal penalty and prosecution pursuant to W.S. 6-5-308.

W.S. 6-5-308. Penalty for filing false document.

(a) A person commits a felony punishable by imprisonment for not more than two (2) years, a fine of not more than two thousand dollars ($2,000.00), or both, if he files with the secretary of state and willfully or knowingly:

(i) Falsifies, conceals or covers up by any trick, scheme or device a material fact;

(ii) Makes any materially false, fictitious or fraudulent statement or representation; or

(iii) Makes or uses any false writing or document knowing the same to contain any materially false, fictitious or fraudulent statement or entry.

☑ I acknowledge having read W.S. 6-5-308.

Filer is: ☑ An Individual ☐ An Organization

Filer Information:

By submitting this form I agree and accept this electronic filing as legal submission of my Articles of Incorporation.

Signature: *John Yen* Date: **06/19/2019**

Print Name: **John Yen**

Title: **incorporator**

Email: **johnyen@yuanasset.com**

Daytime Phone #: **(281) 797-0578**

Wyoming
Secretary of State

Wyoming Secretary of State
2020 Carey Avenue
Suite 700
Cheyenne, WY 82002-0020
Ph. 307-777-7311

Consent to Appointment by Registered Agent

Registered Agents Inc., whose registered office is located at **30 N Gould St Ste R, Sheridan, WY 82801**, voluntarily consented to serve as the registered agent for **Haibo SYM, Inc.** and has certified they are in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

I have obtained a signed and dated statement by the registered agent in which they voluntarily consent to appointment for this entity.

Signature: *John Yen* Date: **06/19/2019**

Print Name: **John Yen**

Title: **incorporator**

Email: **johnyen@yuanasset.com**

Daytime Phone #: **(281) 797-0578**

STATE OF WYOMING
Office of the Secretary of State

I, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF INCORPORATION

Haibo SYM, Inc.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **19th** day of **June**, **2019** at **12:33 PM.**

Remainder intentionally left blank.

Secretary of State

Filed Date: 06/19/2019

Filed Online By:

John Yen

on 06/19/2019